UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 3, 2012

COINSTAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22555	94-3156448
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)
1800 – 114th Avenue SE Bellevue, Washington		98004
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (425) 943-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 3, 2012, Redbox Automated Retail, LLC (“Redbox”), a Delaware limited liability company and wholly owned subsidiary of Coinstar, Inc. (“Coinstar”), a Delaware corporation, entered into an asset purchase agreement (the “Agreement”) with NCR Corporation (“NCR”), a Maryland corporation, to acquire certain assets of NCR related to NCR’s self-service entertainment DVD kiosk business (the “Asset Purchase”). The purchased assets include, among others, self-service DVD kiosks, DVD inventory, intellectual property, and certain related contracts. In consideration, Redbox will pay NCR up to $100 million, as adjusted if certain assets are not transferred at closing, and will assume certain liabilities of NCR related to the purchased assets. We expect the transaction would be recorded as a business combination in our financial statements.

Closing of the Asset Purchase is subject to certain customary closing conditions, including appropriate governmental approval under the Hart Scott Rodino Antitrust Improvements Act, as amended. Assuming the required antitrust approval is received and the other closing conditions are satisfied or waived, the Asset Purchase is expected to close no later than the third quarter of 2012. If the Agreement is terminated under certain circumstances relating to failure to obtain appropriate antitrust approval, Redbox is required to pay NCR a $10 million break fee within five days of such termination. The Agreement also contains other customary representations, warranties, covenants, and indemnities.

In connection with the Asset Purchase, Coinstar and NCR will enter into a strategic arrangement pursuant to which Coinstar (or an affiliate) will purchase goods and services from NCR. During the five-year period following the closing of the Asset Purchase, Coinstar would pay NCR for goods and services delivered. At the end of the five-year period, if the aggregate amount paid in margin to NCR for goods and services delivered equaled less than $25 million, Coinstar would pay NCR the difference between such aggregate amount and $25 million.

In addition, in order to provide for an orderly transition of ownership and operation of the purchased assets, Redbox and NCR would also enter into a Transition Services Agreement in connection with the closing pursuant to which Redbox and NCR would provide certain transition services to one another relating to the operation of DVD kiosks for a period of one year from the closing of the Asset Purchase.

The foregoing summary is qualified in its entirety by reference to the text of the Asset Purchase Agreement (and exhibits, as applicable) to be filed as an exhibit to Coinstar’s Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2012.

Certain statements in this Current Report on Form 8-K are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Forward-looking statements are not guarantees of future events, results, performance, or conditions. The forward-looking statements in this report, including those relating to closing, and the timing, of the Asset Purchase, receipt of purchased assets, payments and performance relating to the various agreements, and governmental approval, are only predictions based on the current intent and expectations of the management of Coinstar and Redbox, and actual events, results, performance, and conditions may be materially different from those expressed or implied in those statements. Differences may result from actions taken by Coinstar or Redbox, as well as from risks and uncertainties beyond Coinstar and Redbox’s control, including those relating to NCR. Such risks and uncertainties include, but are not limited to, actions resulting from federal, state, local and other laws and regulations or taken by governing bodies, as well as the ability to obtain the required consents and approvals (including antitrust approvals) from appropriate governmental entities and other third parties relating to certain contracts in connection with the Asset Purchase. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect Coinstar, please review “Risk Factors” described in Coinstar’s most recent Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”), as well as other public filings with the SEC. These forward-looking statements reflect Coinstar’s expectations as of the date of this report. Coinstar undertakes no obligation to update the information provided herein.

Item 7.01	Regulation FD Disclosure.

On February 6, 2012, Coinstar issued a press release regarding the Asset Purchase. The press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 6, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COINSTAR, INC.

Date: February 6, 2012	By:	/s/ Donald R. Rench
Donald R. Rench
Chief Legal Officer, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated February 6, 2012